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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Infinity Broadcasting Corporation

     We consent to the use of our report dated September 15, 1998, related to Infinity Broadcasting Corporation and Subsidiaries as of December 31, 1995 and 1996 and for each of the years then ended December 31, 1996 included herein and to the reference to our firm under the heading "Experts" in the registration statement.

                                          KPMG PEAT MARWICK LLP

New York, New York
September 15, 1998